EXHIBIT (a)(1)

State of Maryland Department of Assessments and Taxation Charter Division	[GRAPHIC APPEARS HERE]	Robert L. Ehrlich, Jr. Governor C. John Sullivan, Jr. Director Paul B. Anderson Administrator

VENABLE, BAETJER & HOWARD

AB COHEN	Date: 02-02-2004

1800 MERCANTILE BANK & TRUST BLDG

2 HOPKINS PLZ

BALTIMORE                     MD 21201-2930

This letter is to confirm acceptance of the following filing:

ENTITY NAME	:	APOLLO CAPITAL CORPORATION
DEPARTMENT ID	:	D07774300
TYPE OF REQUEST	:	ARTICLES OF INCORPORATION
DATE FILED	:	02-02-2004
TIME FILED	:	04:14-PM
RECORDING FEE	:	$100.00
ORG. & CAP FEE	:	$20.00
EXPEDITED FEE	:	$90.00
COPY FEE	:	$25.00
FILING NUMBER	:	1000361989356773
CUSTOMER ID	:	0001299299
WORK ORDER NUMBER	:	0000843175

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.

301 West Preston Street, Baltimore, Maryland 21201

Telephone (410) 767-1350

MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Fax (410) 333-7097

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	02-02-2004
PRINCIPAL OFFICE:	300 EAST LOMBARD STREET
BALTIMORE MD 21202
RESIDENT AGENT:	THE CORPORATION TRUST INCORPORATED
300 EAST LOMBARD STREET
BALTIMORE MD 21202

NOTICE: Effective January 1, 2004

As a result of a change in State law, the annual report fee for most legal entities (including LLCs and LLPs) will increase to $300. This fee is for the privilege of maintaining a legal entity’s existence in Maryland, and is due and payable with the filing of the personal property return. The increase is effective for any return, regardless of year, filed after 12/31/2003.

There continues to be no annual report fee for non-stock corporations, business trusts, churches, foreign interstate companies, foreign insurance companies, sole proprietorships and general partnerships, but these entities must still file a personal property return annually.

APOLLO CAPITAL CORPORATION

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

FIRST: The undersigned, Michael S. Gross, whose address is c/o Apollo Capital Corporation, Two Manhattanville Road, Purchase, New York 10577, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

Apollo Capital Corporation

THIRD: The purposes for which the Corporation is formed are to conduct and carry on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended, and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as of now or hereafter in force.

FOURTH: The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

FIFTH: The name and address of the resident agent of the Corporation are c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

SIXTH: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having a par value is $1.

SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is Michael S. Gross.

EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

(b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

BY:	/s/ ANN CUSTIS

This stamp replaces our previous certification system. Effective: 6/95

(c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the stock.

NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, subject to the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 2nd day of February, 2004.

/s/ Michael S. Gross
Michael S. Gross

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CT CORPORATION SYSTEM

I hereby consent to act as resident agent in Maryland for the entity named in the attached document.

The Corporation Trust Incorporated

/s/ Billie J. Swoboda,V.P.
Billie J. Swoboda, V.P.

    300 East Lombard Street

    Baltimore, MD 21202

    Tel. 410 539 2837

    Fax 410 332 1178

    A CCH LEGAL INFORMATION SERVICES COMPANY

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE **		** KEEP WITH DOCUMENT **

DOCUMENT CODE 02 BUSINESS CODE 03		Affix Barcode Label Here

#

Close Stock ✓ Nonstock

P.A. Religious

Merging (Transferor)_________________________________

__________________________________________________

__________________________________________________		Affix Text Label Here

__________________________________________________

Surviving (Transferee)________________________________

__________________________________________________

__________________________________________________		New Name ____________________________

__________________________________________________		_____________________________________

	FEES REMITTED	_____________________________________

Base Fee:	100	____________	Change of Name

Org. & Cap. Fee:	20	____________	Change of Principal Office

Expedite Fee:	90	____________	Change of Resident Agent

Penalty:		____________	Change of Resident Agent Address

State Recordation Tax:		____________	Resignation of Resident Agent

State Transfer Tax:		____________	Designation of Resident Agent and Resident Agent’s Address

1 Certified Copies		____________	Change of Business Code

Copy Fee:	25		_________________________________

1 Certificates

Certificate of Status Fee:	20	____________	Adoption of Assumed Name

Personal Property Filings:			_________________________________

Other:			_________________________________

TOTAL FEES:	255	____________	Other Change(s)

_________________________________

_________________________________

Credit Card Check ✓ Cash		Code: 063

Documents on Checks		Attention: AB Cohen

Approved By: A-01		Mail to Address:

Keyed By:

COMMENT(S):

Stamp Work Order and Customer Number HERE